Exhibit 99.2

Mid-Con Energy Partners, LP Announces Sale of Southern Oklahoma Assets and Hiring of Financial Advisor.

TULSA, December 28, 2017 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) today announces the sale of oil and natural gas assets within its Southern Oklahoma core area to Exponent Energy III, LLC (“Buyer”), a Tulsa-based company.  The sale closed on December 22nd at a purchase price of $22.0 Million with an effective date of December 22, 2017.

Separately, Mid-Con Energy has hired Sagent Advisors, LLC (“Sagent”) to assist it in exploring various financing and strategic alternatives in the marketplace.  Sagent will be reviewing a number of alternatives for the Partnership including, financing alternatives for growth acquisitions, corporate structure alternatives, merger opportunities and long-term financing alternatives.  Sagent is a leading global independent investment bank focused on providing financial advice with broad experience in the oil and gas industry.

“We are pleased to announce that the sale of our Southern Oklahoma assets was completed last week.” commented Jeff Olmstead, President and CEO.  Mr. Olmstead commented further “We are excited to announce a partnership with Sagent Advisors to help us with opportunities that exist in the marketplace today.  We have seen a number of waterflood opportunities become available, and we are looking for financing options that will allow us to acquire and exploit new assets in a way that is accretive to our existing stakeholders.  Sagent’s team has a long history of executing for their clients, and we look forward to working with them on these opportunities.”

The Partnership has not set a definitive schedule for Sagent to complete its review of financing and strategic alternatives and does not intend to provide any further updates until such time as it has entered into a definitive agreement with respect to a transaction, and there is no assurance that the review process will result in the Partnership pursuing a particular transaction or consummating any such transaction.

In addition, due to the closing of the sale of assets, the previously disclosed waiver received by the Partnership from the administrative agent and lenders under its revolving credit facility waiving noncompliance with the leverage calculation ratio thereunder has been extended, and the borrowing base has been temporarily amended to $115.0MM.  The partnership had $99.0MM outstanding on the line of credit as of December 28, 2017.  As part of the review of its financing alternatives, the Partnership is in active discussions with its lenders on an extension to its revolving credit facility.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" and "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2016, and in other documents and reports we file from time to time with the SEC.

INVESTOR RELATIONS CONTACT

IR@midcon-energy.com

(918) 743-7575